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EXHIBIT 32

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of EXACT Sciences Corporation (the "Company") for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Patrick J. Zenner, Executive Chairman and Interim Chief Executive Officer of the Company and Charles R. Carelli, Jr., Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge that:

  1)
  The Report fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934; and

  2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 17, 2008	/s/ PATRICK J. ZENNER
Patrick J. Zenner Executive Chairman and Interim Chief Executive Officer
Dated: March 17, 2008	/s/ CHARLES R. CARELLI, JR.
Charles R. Carelli, Jr. Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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  EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002